UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 2, 2009

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road
Flemington, New Jersey  08822
 (Address of principal executive offices) (Zip Code)

(908) 782-3431
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                      Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard;Transfer of Listing.

On December 2, 2009, NovaDel Pharma Inc., a Delaware corporation (the "Company"), notified NYSE Amex LLC (the “Exchange”) of its intent to voluntarily delist its common stock from the Exchange. The Company anticipates that the delisting will be effective ten (10) calendar days after the filing of the Form 25 “Notification of Removal from Listing.” The Company intends to file the Form 25 on or after December 14, 2009. The Board of Directors of the Company approved the voluntary delisting of the Company’s common stock on October 15, 2009.  Upon delisting from the Exchange, the Company intends to have its common stock quoted on the Over-the-Counter Bulletin Board.

The press release announcing the Company’s intent to voluntarily delist is attached as Exhibit 99.1.

Item 8.01.                      Other Events

On April 30, 2009, the Company received notice that it was not in compliance with certain Exchange continued listing standards. Specifically, the Company is not in compliance with Section 1003(a)(i) of the Exchange company guide with stockholders’ equity of less than $2,000,000 and losses from continuing operations and net losses in two of its three most recent fiscal years, Section 1003(a)(ii) of the Exchange company guide with stockholders’ equity of less than $4,000,000 and losses from continuing operations and net losses in three of its four most recent fiscal years, Section 1003(a)(iii) of the Exchange company guide with stockholders’ equity of less than $6,000,000 and losses from continuing operations and net losses in its five most recent fiscal years and Section 1003(a)(iv)of the Exchange company guide in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.  The Exchange provided the Company a deadline of November 16, 2009 to regain compliance with Sections 1003(a) (i), (ii), (iii) and (iv). NovaDel has provided the Exchange updates and forecasts on the Company’s progress and plan to regain compliance.

As of the date hereof, the Company has not been able to regain compliance of the Sections previously noted.  Even though the Company has made significant progress towards compliance, the Company’s ability to cure the stockholders’ equity of $6,000,000 or more is not readily attainable.

There can be no assurance of the quotation of the Company’s common stock on the OTCBB because it is not automatic.  The Company is in the process of completing the steps necessary for quotation on the OTCBB.  In addition, a market maker will need to file a Form 211 application with the Financial Industry Regulatory Authority (“FINRA”) on behalf of the Company to seek quotation of the Company’s common stock on the OTCBB.  If the Company’s common stock is not simultaneously listed on the OTCBB, it will be traded on the pink sheets until such listing has become effective.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of NovaDel Pharma Inc., dated December 3, 2009, titled “NovaDel Announces Voluntary Delisting from NYSE Amex LLC and Pending Transfer to the Over-the-Counter Bulletin Board.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ Steven B. Ratoff
Name:	Steven B. Ratoff
Title:	Chairman, Interim Chief Financial Officer, Interim President and Chief Executive Officer

Date:  December 3, 2009